UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2016

MENDOCINO BREWING COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

California

(State or Other Jurisdiction of Incorporation)

0-22524	68-0318293
(Commission File No.)	(IRS Employer Identification Number)

1601 Airport Road, Ukiah, California	95482
(Address of Principal Executive Offices)	(Zip Code)

(707) 463-2087

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 14, 2016, Mendocino Brewing Company, Inc. a California corporation, (the “Company”) issued a promissory note (the “Note”) to Catamaran Services, Inc., a Delaware corporation (“Catamaran”) in the principal amount of $325,000. The Company previously issued four promissory notes to Catamaran on January 22, 2014, April 24, 2014, February 5, 2015 and June 30, 2015 (the “Prior Notes”). Such Prior Notes are in the principal amount of $500,000 each and on substantially the same terms as the Note. The Prior Notes have been disclosed in the Company’s current reports on Form 8-K filed on January 28, 2014, April 24, 2014, February 11, 2015 and July 7, 2015, quarterly reports on Form 10-Q filed on May 15, 2014, August 14, 2014, November 14, 2014, May 15, 2015, August 14, 2015 and November 16, 2015 and annual reports on Form 10-K filed on March 31, 2014 and March 31, 2015 (all of which are incorporated by reference herein to the extent they refer to such Prior Notes).

Catamaran Holdings, Ltd., the sole shareholder of Catamaran (“Holdings”), has directors in common with Inversiones Mirabel S.A., (“Inversiones”), one of the major shareholders of the Company. The indirect beneficial owner of Inversiones is United Breweries (Holdings) Limited (“UBHL”). UBHL is the Company’s indirect majority shareholder. Dr. Vijay Mallya, the Chairman of the Board of Directors of the Company is also the Chairman of the Board of Directors of UBHL.

Pursuant to the terms of the Note, the Company promises to pay the principal sum of $325,000 with accrued interest, as described below, to Catamaran within six months following the date of the Note, subject to the receipt by the Company of a bridge loan from its majority shareholder (the “Shareholder Loan”) in an amount sufficient either (a) to pay the Note through Permitted Payments, as defined below, or (b) to pay both the Note and certain existing obligations of the Company to MB Financial Bank, an Illinois banking corporation, successor in interest to Cole Taylor Bank, N.A. (“MB Financial”) in full pursuant to that certain Credit and Security Agreement dated as of June 23, 2011, as amended by that certain First Amendment, dated as of March 29, 2013, among Cole Taylor Bank, N.A., the Company and Releta Brewing Company LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Releta”), and that certain Second Amendment, effective June 21, 2015, among MB Financial, the Company and Releta (collectively, the “Credit Agreement”). “Permitted Payments” on the Note are payments made from the portion of a Shareholder Loan that is in excess of $600,000.

If the Company is not able to satisfy its obligations on the Note within the six month period following the date of the Note, the Note shall be automatically extended for additional six month terms until a Shareholder Loan sufficient to satisfy the Note is received or the Note is otherwise paid. Interest shall accrue from the date of the Note on the unpaid principal at a rate equal to the lesser of (i) one and one-half percent (1.5%) per annum above the prime rate offered from time to time by the Bank of America Corporation in San Francisco, California, or (ii) ten percent (10%) per annum, until the principal is fully paid.

The Note may be prepaid without penalty at the option of the Company; however, no payments on the Note may be made unless such payment is a Permitted Payment or certain existing obligations of the Company to MB Financial pursuant to the Credit Agreement have been satisfied in full. The Note may not be amended without the prior written consent of MB Financial.

The foregoing is not intended to be a complete description of the Note and is subject to, and qualified in its entirety by, the full text of the Note which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 8.01. Other Events

On March 16, 2016, the Company received a letter from MB Financial permitting the Company to obtain loans in an aggregate amount not exceed $400,000 (including the Note) subject to certain conditions, including that no portion of such loans would be payable until either (a) certain obligations of the Company to MB Financial pursuant to the Credit Agreement were satisfied in full, or (b) or the repayment is a Permitted Payment.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Promissory Note of Mendocino Brewing Company, Inc. in favor of Catamaran Services, Inc. dated March 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENDOCINO BREWING COMPANY, INC.
(Registrant)

Date: March 18, 2016	By:	/s/ Mahadevan Narayanan
Mahadevan Narayanan
Chief Financial Officer & Corporate Secretary